                                                                   Exhibit 10(K)

                      MATERIAL OMITTED AND FILED SEPARATELY
                   WITH THE SECURITIES AND EXCHANGE COMMISSION


                             JOINT VENTURE AGREEMENT


                                     BETWEEN


1.      Instron Corporation, 100 Royall Street, Canton, Massachusetts 02021

               - hereinafter called "Instron Corp."

2.      Instron Partners, 100 Royall Street, Canton, Massachusetts 02021

               - hereinafter called "IP"

3.      Instron GmbH i. Gr., Industriestrasse 19, 67063 Ludwigshafen am Rhein

               - hereinafter called "Instron GmbH"

        - Instron Corp., IP and Instron GmbH are also jointly referred to as "Instron" or the "Instron Parties" and each an "Instron Party"

                                       and

4.      Carl Schenck AG, Landwehrstrasse 55, Darmstadt

               - hereinafter called "Schenck AG"

5.      Schenck Atis GmbH, Landwehrstrasse 55, Darmstadt

               - hereinafter called "Schenck Atis"

6.      Schenck Pegasus Testing Inc., 535 Acorn Street, Deer Park, N.Y.
        11729-3698, USA

               - hereinafter called "SPT" -


        - Schenck AG, Schenck Atis and SPT are also jointly referred to as "Schenck" or the "Schenck Parties", and each a "Schenck Party",

        - each Schenck Party and each Instron Party is also individually referred to as a "Party", and Schenck and Instron are jointly referred to as the "Parties", concerning

Instron Schenck Testing Systems GmbH, a German GmbH

Instron Schenck Testing Systems, a Delaware Partnership

                                                          CONFIDENTIAL TREATMENT
                                                          ----------------------



1.6 The German Schenck Business and the US Schenck Business, and each of them, shall be jointly referred to as the "Schenck Business". The UK Instron Business and the US Instron Business, and each of them, shall be jointly referred to as the "Instron Business". The terms "Business" or "Businesses" shall mean and include all of the aforementioned businesses. The products of the Business as of the Effective Date are listed in EXHIBIT 1.6.

1.7 The term "Affiliate", when used with reference to any person means a company affiliated to it within the meaning of Section 15 of the German Stock Corporation Act.

SEC.    DEFINITIONS

        DEFINITION OF                                 REFERENCE SECTION
        18 Month [*] Statement                                 7.1
        30 Month [*] Statement                                 7.1
        Actual [*]                                             7.1
        [*] Statement (s)                                      7.1
        Board                                                  17.2
        Budget                                                 19.1
        Business or Businesses                                 1.6, 8.3
        [*] Option                                             25.1
        [*] Option   2                                         25.2
        Companies and Company                                  3.4
        Confidential Information                               34.1
        Contribution Agreement (s)                             3.7
        German Schenck Business                                1.2
        German Schenck Contribution Agreement                  3.5.2
        GmbH                                                   1.1
        Instron Business                                       1.6
        Instron Contribution Agreement (s)                     3.6
        Instron Schenck Testing Systems                        3.5.4
        Instron U.K.                                           1.5

* Material omitted and filed separately with the Securities and Exchange Commission.

        Joint Venture Companies                               17.1
        Management                                            17.1
        Offered Party                                         25.3, 26.4, 30.2
        Offering Party                                        25.3, 30.2
        Notified Party                                        26.4
        Receivables Statement                                 7.6
        Schenck Business                                      1.6
        Schenck Contribution Agreement(s)                     3.6
        Transferor                                            8.3
        UK Instron Business                                   1.5
        US Company                                            3.5.4
        US Instron Business                                   1.4
        US Instron Contribution Agreement                     3.5.6
        US Schenck Business                                   1.3
        US Schenck Contribution Agreement                     3.5.5

I       INTRODUCTION
        ------------

SEC.1   PREAMBLE AND CURRENT STATUS

1.1 In preparation for the joint venture contemplated hereunder, the following company was established: On July 24, 1996 Schenck Atis established Schenck Atis Vermogensver waltungs GmbH, a German limited liability company with a stated capital of DM 50,000, before the notary public Dr. Klaus Berghauser in Darmstadt (Deed Role No. 3/96), and registered under HRB 6497 with the Commercial Register of the local court at Darmstadt, (hereinafter, called "GmbH") and subscribed to a share in the nominal value of DM 50,000; on October 24, 1996, the Articles of Association of the GmbH were amended as set out in Exhibit
        1.1 by way of a notarial deed before the notary public Dr. Wolfgang Ebner in Darmstadt (Deed Role No. 854/1996).

1.2 At its production plant in Darmstadt, Schenck Atis operates its business of structural testing systems (the "German Schenck Business") .

1.3 At its production plant in Troy, Schenck Pegasus Corporation operates its business of structural testing systems (the "US Schenck Business").

1.4 At its production plant in Canton, Instron Corp. operates its business of structural testing systems (the "US Instron Business").

1.5 At its production plant in High Wycombe, Instron's subsidiary Instron Limited ("Instron U.K.") operates its business of structural testing systems (the "UK Instron Business").

ESTABLISHMENT OF THE JOINT VENTURE
----------------------------------

SEC.3   GENERAL STRUCTURE

3.1 Instron and Schenck will form a joint venture in order to design, manufacture, sell and service structures testing systems as heretofore produced in the Business.

3.2 The joint venture shall reflect the intent of the parties of creating a joint production and sales effort and of sharing the opportunities of such joint effort.

3.3 The joint venture shall aim to create, and be perceived as, a joint presence of the parties under the industrial leadership of Instron offering high quality products tailored to the requirements of the desired customer base. It will seek to service high level market segments utilizing the established quality image and reputation of Instron and Schenck.

3.4 The joint venture will be established in such form that Instron will hold 51% of the interests in each of the GmbH (to be renamed as Instron Schenck Testing Systems GmbH) and Instron Schenck Testing Systems (the "Companies" and each a "Company"). Schenck will hold 49% of the interests in each of the Companies.

3.5     For this purpose, the Parties agree to take the following steps:

        3.5.1 Schenck Atis will sell and transfer to Instron GmbH a partial share in the GmbH in the nominal value of DM 25,500 as set out in Section 4.

        3.5.2 On the date hereof, Schenck Atis will contribute the German Schenck Business to the GmbH against issuance of a share (Geschaftsanteil) in the nominal value of DM

                                                          CONFIDENTIAL TREATMENT
                                                          ----------------------


                * and pursuant to a contribution agreement to be entered into in the form attached as EXHIBIT 3.5.2 ("German Schenck Contribution Agreement") . To the extent that the book value of the contributed Business exceeds the aforementioned nominal value, it shall be booked as a loan as more specifically set forth in the German Schenck Contribution Agreement.

        3.5.3 On the date hereof, Instron GmbH will subscribe to a share in the GmbH in the nominal value of [*] and will undertake to contribute the equivalent in DM (at the best available spot rate of today of Bank of Boston and any other second bank reasonably selected by Instron) of the amount of [*] to the GmbH, of which [*] will be treated as stated capital and the excess will be treated as capital reserve.

        3.5.4 On the date hereof, IP and SPT will establish a Delaware General Partnership under the name "Instron Schenck Testing Systems" (the "US Company") and with a partnership agreement as set out in EXHIBIT 3.5.4.

        3.5.5 On the date hereof, SPT will contribute the US Schenck Business and order backlog transferred to it by Schenck Pegasus Corporation prior to or on the date hereof to the US Company against issuance of its 49% partnership interest and pursuant to a contribution agreement to be entered into in the form attached as EXHIBIT 3.5.5 ("US Schenck Contribution Agreement").

        3.5.6 On the date hereof, IP will contribute the US Instron Business and the UK Instron Business, each as transferred to it on or prior to the date hereof by Testing Systems Holdings, Inc. and IST Enterprises Ltd., and the amount of [*] to the US Company against issuance of its 51% partnership interest and pursuant to a contribution agreement to be entered into in the form attached as EXHIBIT 3.5.6 ("US Instron

* Material omitted and filed separately with the Securities and Exchange Commission.

        Contribution Agreement").

3.6 The German Schenck Contribution Agreement and the US Schenck Contribution Agreement shall be jointly referred to as the "Schenck Contribution Agreements", and each of them shall also be referred to as the "Schenck Contribution Agreement". The US Instron Contribution Agreement shall also be referred to as the "Instron Contribution Agreement". The terms "Contribution Agreement" or "Contribution Agreements" shall mean and include all of the Schenck Contribution Agreements and the Instron Contribution Agreement.

3.7 On or after the date hereof, the US Company will establish subsidiaries in the US and the UK to conduct business as resolved by the board of the US Company.

3.8 After such transfers, the GmbH shall make different tax elections according to US and German tax law, respectively, as follows:

        3.8.1 An item of income, gain, loss, and deduction with respect to any property (other than cash) that has been contributed by a shareholder to the capital of the GmbH and which is required or permitted to be allocated to such shareholder for US income tax purposes under Section 704 (c) of the US Internal Revenue Code so as to take into account the variation between the tax basis of such property and its fair market value at the time of its contribution shall be allocated to such Partner solely for income tax purposes in the manner so required or permitted using the traditional method under Treasury Regulation Section 1.704-3.

        3.8.2 In connection with any assignment or transfer of an interest described in Sections 734 (b) and 743 (b) of the US Internal Revenue Code of 1986 the GmbH shall at the time and in the manner provided in Treasury Regulations Section 1.754-1 (b) (or any like statute or regulation then in effect) make an election to adjust the basis of the GmbH's property in the manner provided in Section 755 of the Code

                                                          CONFIDENTIAL TREATMENT
                                                          ----------------------


                provided such adjustment increases the basis of GmbH property.

        3.8.3 The value booked by the GmbH according to German tax law for the assets contributed shall be determined pursuant to the minimum values allowed under Section 20 para 2 of the German Transformation Tax Act (Umwandlungssteuergesetz).

3.9 Schenck hereby licenses to the Companies and their subsidiaries the use of the name "Schenck" as part of their corporate names for a period from the Effective Date until [*] following the date Schenck ceases to be a shareholder or partner in the relevant Company, and otherwise including the use as a tradename and unregistered trademark for a period from the Effective Date until [*] following the date Schenck ceases to be a shareholder or partner in the relevant Company. Instron hereby licenses to the Companies and their subsidiaries the use of the name "Instron" as part of their corporate names for a period from the Effective Date until [*] following the date Instron ceases to be a shareholder or partner in the relevant Company, and otherwise including the use as a tradename and unregistered trademark for a period from the Effective Date until [*] following the date Instron ceases to be a shareholder or partner in the relevant Company. Each license is royalty-free, nonexclusive and nontransferable.

SEC.4   SALE AND TRANSFER OF SHARES

4.1 Schenck Atis hereby splits its share in the GmbH in the nominal value of [*] in two partial shares in the nominal values of [*] and [*] and sells and transfers to Instron GmbH as of the Effective Date and subject to the terms and conditions of this Agreement, 51% of its shares in GmbH, i.e. the share in the nominal value of [*] free of all liens and encumbrances of whatever nature, with all rights and obligations appurtenant thereto, in

* Material omitted and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT
                                                          ----------------------


        particular all rights to dividends not yet distributed; Instron GmbH hereby accepts such sale and transfer.

4.2 To the extent additional documents or actions are required or beneficial for purposes of the transfer or a required registration of a transfer of any of the share purchased, the Parties shall cooperate with each other.

SEC.5   EFFECTIVE DATE

        The Effective Date within the meaning of this Agreement shall be the date of signature of this Agreement.

SEC.6   PURCHASE PRICE AND COMPENSATION PAYMENT

6.1 The purchase price for the share sold pursuant to Section 4 hereof shall be [*].

6.2 Instron GmbH shall compensate Schenck Atis for the excess value of the contribution by Schenck compared with the contribution by Instron as follows: Instron GmbH shall make an initial payment of [*] to Schenck Atis. This amount is based on the estimated aggregate [*] contributed by each of Schenck and Instron under this Agreement and the Contribution Agreements as set out in EXHIBIT 7.5. The Parties undertake to update
        EXHIBIT 7.5 within 30 days from the Effective Date to reflect the status of the [*] contributed as of the Effective Date. To the extent that the [*] contributed by any of the Parties is greater (but not more than [*]) or lower than set out in EXHIBIT 7.5, the compensation will be adjusted as set out in EXHIBIT 6.2. Any payments resulting from such adjustments and to be made by either of Instron or Schenck become due within 35 days after the Effective Date.

6.3 The payment set forth in Section 6.1 shall be made within three German business days from the Effective Date to the following account:

                                      [*]

* Material omitted and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT
                                                          ----------------------


        The initial payment set forth in Section 6.2 shall be due for payment within three German business days from the Effective Date. It shall be paid to Schenck AG on behalf of Schenck Atis by wire transfer in same day funds as follows:

                                      [*]

        Any adjustment payment will be made to the aforementioned account if to be made to Schenck, and to an account to be notified by Instron, if to be made to Instron.

6.4 If either Party is in default with any of the above payments, it shall pay default interest from the due date of payment at the rate of 3% above the applicable discount rate of the German Federal Bank.

SEC.7   [*] AND REVIEW

7.1 As soon as practicable after the end of the eighteenth month after the Effective Date, but not later than 30 days thereafter, the Companies shall jointly prepare and have audited a statement setting forth the [*] by each of Instron and Schenck to the Joint Venture Companies as set out in EXHIBIT 7.5 (as updated by the Parties pursuant to Section 6.2, provided that an increase of the [*] contributed by any Party in excess of [*] shall be disregarded for purposes of this Agreement) and the actual [*] (as defined in EXHIBIT 7.1, hereinafter called "Actual [*]") achieved by such Company for those [*] out of such [*] during the period of 18 months from the Effective Date ("18 Month [*] Statement") , and shall deliver the 18 Month [*] Statement to Instron Corp. and Schenck AG. Likewise, as soon as practicable after the end of the thirtieth month after the Effective Date, but not later than 30 days thereafter, each Company shall prepare and have audited a statement setting forth the [*] by each of Instron and Schenck to such Company and the Actual [*]

* Material omitted and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT
                                                          ----------------------


        achieved by such Company for those [*] out of the [*] from the end of the period covered by the 18 Month [*] Statement to the end of the period of 30 months from the Effective Date ("30 Month [*] Statement"), and shall deliver the 30 Month [*] Statement to Instron Corp. and Schenck AG. Each of the 18 Month [*] Statements and the 30 Month [*] Statements (collectively the "[*] Statements") shall present a fair and true view of the Actual [*] achieved by the relevant Company for the relevant [*] during the relevant period and shall be complete and correct in all respects. For purposes of this Section 7, the [*] on an [*] shall be deemed "achieved" when the relevant [*] can be [*] under US GAAP.

7.2 Upon receipt of each of the [*] Statements, each of Instron Corp. and Schenck AG and their auditors shall have 60 days to review them or have, them reviewed. For this purpose, the Companies shall grant Instron, Schenck and their auditors any access to all documents and information deemed relevant by the respective party, including appropriate interviews with personnel. Notwithstanding the above, the parties, auditors shall have the right to participate in preparing the [*] Statements.

7.3 The [*] Statements shall be binding for both Parties, unless either Party notifies the Companies in writing within 60 days after receipt of both [*] Statements of any objections with respect to the [*] Statements presented. If the Parties and the Companies cannot reach agreement concerning the objections made within 60 days, the matter shall be referred to the German office of an international firm of auditors, which is independent from both Parties and has been selected jointly by both Parties within a further period of 14 days. If the Parties cannot agree on an auditing firm within the above period, such auditing firm shall be appointed by the President of the Frankfurt Chamber of Industry and Commerce upon application by either Party. The auditing firm shall reach a decision on the issues in

* Material omitted and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT
                                                          ----------------------


        dispute within 60 days. The second sentence of Section 7.2 shall apply accordingly. The, determination of the appointed auditor shall be made in the English language and shall be final and binding for both Parties.

7.4 The costs for the preparation of the [*] Statements shall be borne by the Companies. Each Party shall bear the costs of its own auditors. The costs of the appointed independent auditors shall be borne by the Companies.

7.5     (i)     If the aggregate Actual [*] achieved by the Companies for the
                [*] by Instron or Schenck, as the case may be, as determined by the relevant 18 Month [*] Statement, is less than the aggregate guaranteed [*] on the [*] by that Party to the Companies as set out in EXHIBIT 7.5 (as updated by the Parties pursuant to Section 6.2, provided that an increase of the [*] contributed by Any Party in excess of [*] shall be disregarded for purposes of this Agreement), then that Party shall pay the difference to the companies within 30 days from the relevant 18 Month [*]
                Statement having become final.

        (ii) If the aggregate Actual [*] achieved by the Companies for the [*] by Instron or Schenck, as determined by the relevant 30 Month [*] Statement, is greater than zero, then the Companies shall pay such amount to the relevant Party within 30 days from the relevant 30 Month [*] Statement having become final, provided that such amount shall always be limited to the amount of the payment made by that Party under Section 7.5 (i). If such aggregate Actual [*] achieved is less than zero, the relevant Party shall pay the shortfall to the Companies.

7.6 Each Schenck Party guarantees to the Companies the [*] of all accounts receivable resulting from the [*] transferred by the Schenck Parties within [*] months after the

* Material omitted and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT
                                                          ----------------------


        Effective Date. Each Instron Party guarantees to the Companies the [*] of all accounts receivable resulting from the [*] transferred by the Instron Parties within [*] months after the Effective Date. As soon as practicable after the end of the [*] month after the Effective Date, but not later than 30 days thereafter, the Companies shall jointly prepare a statement (hereinafter called the "Receivables Statement") as of the end of the [*] months period showing the accounts receivable resulting from the [*] by each Party and the amount thereof not collected within the above period. Sections 7.1 through 7.4 shall apply accordingly. Each Party will, within a period of thirty days after the Receivables Statement having become final, pay to the Companies the amount shown on the Receivables Statement as not collected. The Companies shall continue to use their best efforts to collect the accounts receivable. Any amounts collected shall be reimbursed to the respective Party within thirty days from receipt. If, [*] months after the Effective Date, any accounts receivable are not collected, such accounts receivable shall be transferred to the respective Party at such Party's request; the Companies' obligation to use best efforts to collect any accounts receivable shall cease to exist.

7.7 If any of the Joint Venture Companies negotiates or accepts a [*] with or by a customer for whatever reason, such Joint Venture Company has to seek prior approval for such [*] or acceptance by such shareholder or partner as has contributed the relevant [*]. Upon approval, the [*] relating to the relevant [*] will be [*] as agreed on a case by case basis, and the receivable [*] will only relate to the [*].

SEC.8   REPRESENTATIONS AND WARRANTIES

8.1 Schenck Atis represents and warrants to Instron GmbH as of the date hereof that:

        8.1.1   Ownership, Capitalization and Free Transferability
                --------------------------------------------------

* Material omitted and filed separately with the Securities and Exchange Commission.

        - the information contained in Section 1.1 is correct; the GmbH has been duly established and is validly existing; and Schenck Atis is the sole and unrestricted owner of the share sold;

        - the share in the GmbH in the nominal value of DM 50,000 has been fully paid; no repayments of stated capital have been made; there is no obligation to make additional contributions (Nachschugpflichten); and the GmbH is neither insolvent nor over-indebted;

        - neither bankruptcy nor judicial composition procedures have been applied for or have been started with respect to the properties of the GmbH; and there are no circumstances that could justify the voidance of this Agreement pursuant to the provisions of the Bankruptcy Code or the Reorganization Code or the Voidable Preference Act;

        - the shares in the GmbH are not encumbered by any third party rights; there are no silent partnerships or subparticipations;

        - the articles of association of the GmbH continue to exist unaltered in the following version: October 24, 1996

        8.1.2   Company Agreements
                ------------------

        The GmbH has no corporate relationship of any nature with third parties (including Schenck, except for the ownership of Schenck Atis), in particular no participation or sub-participation in another company, enterprise agreement within the meaning of secs. 291 and 292 of the German Stock Corporation Act (Aktiengesetz), or any joint venture agreements, and the GmbH has not issued any letter of support (Patronatserklarung) in favor of any third party;

        8.1.3   Taxes
                -----

        All taxes, social security contributions and other public charges payable by the GmbH and attributable to periods prior to the Effective Date, have been or will be paid. Prior to the Effective Date, GmbH has filed with the appropriate authorities all required tax returns; as of the Effective Date, it is not in default in paying any taxes, public charges or social security contributions which are due;

        8.1.4   Equity and Business of GmbH
                ---------------------------

        - The GmbH has an equity corresponding to its registered capital with no losses whatsoever except with respect to the costs of establishment not exceeding DM 1.300.

        - The GmbH does not have any liabilities of whatever nature, and there is no necessity to account for any accruals or reserves against unknown or unclear liabilities or risks of whatever nature;

        - The GmbH has no assets other than the equivalent of its registered capital in cash less the costs of establishment as referred to above and it does not have, and never had, any business activities of whatever nature.

8.2 Each Party represents and warrants to the other as of the date hereof that:

        8.2.1 Such Party's execution, delivery and performance of this Agreement and all other agreements to be entered into by such Party or its affiliates pursuant to this Agreement have been duly authorized by all necessary competent corporate bodies, including, in the case of Schenck AG, its Supervisory Board.

        8.2.2 Such Party has received the approval of all regulatory and other governmental agencies deemed necessary by such Party's counsel to consummate the transactions contemplated by this Agreement.

8.3 Each Party represents and warrants to the other as of the date hereof that, with respect to the Contribution Agreement(s) entered into by it and the Business(es) contributed by it (in the context of the following representations and warranties, the term "Transferor" shall mean each Party making a contribution under Contribution Agreements, and "Business" shall refer to the Business contributed by the Party making the relevant representations and warranty):

        8.3.1 The representations and warranties of the Transferor in the Contribution Agreement(s), all of which are incorporated in this Agreement by reference, are true and correct.

        8.3.2 Transferor will fully and completely fulfill all of its obligations under the relevant Contribution Agreement when due.

8.4 To the extent knowledge is relevant in connection with the representations and warranties pursuant to sec.8, the actual and constructive knowledge of the board members and managing director, prokurists and other senior employees (leitende Angestellte) of each of Instron or Schenck, as the case may be, and the relevant Business shall be imputed to the relevant Party.

8.5 If and to the extent that representations and warranties of any Party are untrue, such Party shall put Instron or Schenck (with respect to representations and warranties contained in Sections 8.1 and 8.2) and/or the relevant Company (with respect to representations and warranties contained in Section 8.3), as the case may be, in a position as if such representations and warranties were true by making the representations and warranties true; to the extent that the relevant representation and warranty is not, or could not be, made true by the representing Party within one month from receipt of a written demand by the claiming Party, the representing Party shall pay damages in cash pursuant to Sections 249 et seq. German Civil Code. The scope and extent of liability of any Party with respect to claims relating to a breach of the representation and warranty contained in Section 8.3.1 shall be subject to the limitations set forth in the relevant Contribution Agreement.

8.6 Any claims resulting from the breach of representations and warranties shall be made in writing by the relevant claiming Party to the representing Party and shall be time barred (verjahrt) after June 30, 1998. Claims based on legal defects shall be time-barred in accordance with statutory provisions. Claims resulting from the breach of any tax representations and warranties shall be time barred three months after assessment of the relevant tax, but in no event prior to the date referred to in the first sentence of this Subsection. Section 194 et seq. of the German Civil Code apply.

8.7 The fact that any Party and its consultants have had access to documents and the opportunity to conduct an abbreviated summary review concerning the Business shall not impair the representations and warranties. Sections 460 and 464 of the German Civil Code and Section 377 of the German Commercial Code shall not apply.

8.8 As between the Parties, there are no representations and warranties with respect to (i) the GmbH, (ii) the execution, delivery and performance of this Agreement and regulatory approvals, and (iii) the Contribution Agreements and the Businesses other than those set forth in this Section 8 and in the Contribution Agreements, and the remedies set forth in
        Section 8 and in the Contribution Agreements are conclusive with respect to such representations and warranties. With respect to the subject matter thereof, any other claims and remedies which may be available under the law are excluded.

SEC.9   ARRANGEMENTS FOR TRANSFER

        On the Effective Date, Schenck shall make available to Instron all information necessary or beneficial for the transfer of the share in the GmbH hereunder.

III.    AGREEMENTS BETWEEN THE PARTIES AND THE COMPANIES
        ------------------------------------------------

SEC.10  LEASE AGREEMENTS

        Effective as of the Effective Date, Schenck GmbH & Co.

        Immobilien & Service KG will lease to the GmbH premises as set out in the lease agreement attached hereto as EXHIBIT 10.1.

SEC.11  SUPPORT SERVICES AND CONTRACT MANUFACTURING AND SUPPLY AGREEMENTS

11.1 Effective as of the Effective Date, Instron Corp., Schenck AG and Schenck Pegasus, a Michigan Corporation ("Schenck Pegasus") shall conclude with the GmbH and the US Company, as the case may be, the Support Services Agreements contained in EXHIBITS 11.1.1, 11.1.2 AND 11.1.3.

11.2 Effective as of the Effective Date, Schenck Fertigungs GmbH, a subsidiary of Schenck AG, Schenck Pegasus and Instron shall conclude with the GmbH and the US Company Contract Manufacturing and Supply Agreements contained in EXHIBITS 11.2.1, 11.2.2 AND 11.2.3.

SEC.12  RESEARCH AND DEVELOPMENT AGREEMENTS

        Effective as of the Effective Date, Schenck AG and Instron shall conclude with the GmbH and the US Company Research and Development Agreements contained in EXHIBITS 12.1 AND 12.2.

SEC.13  SERVICE AGREEMENTS

        Effective as of the Effective Date, Schenck AG or any of its subsidiaries and Instron Corp. shall conclude with the GmbH and the US Company After Sales Service Agreements contained in EXHIBITS 13.1 AND 13.2.

SEC.1 FINDER'S FEE AND COMMISSION SALES AGREEMENTS AND PREFERRED SUPPLIER AND JOINT SALES AGREEMENTS

14.1 Effective as of the Effective Date, Schenck AG and Instron Corp. shall conclude with the GmbH and the US Company Finder's Fee and Commission Sales Agreements contained in EXHIBITS 14.1.1 AND 14.1.2.

14.2 Effective as of the Effective Date, Schenck and Instron shall conclude with the GmbH and the US Company the Preferred Supplier and Joint Sales Agreements contained in EXHIBIT

        14.2.1 AND 14.2.2.

SEC.15  LICENSE AGREEMENT

        Effective as of the Effective Date, Schenck AG will conclude with the US Company the License Agreement contained in EXHIBIT 15.

IV.     CORPORATE STRUCTURE AND MANAGEMENT OF THE COMPANY
        -------------------------------------------------

SEC.16  AMENDMENT OF CORPORATE DOCUMENTS OF THE COMPANIES

        On the Effective Date, the Articles of Association (Gesellschaftsvertrag) of the GmbH shall be amended to read as set out in EXHIBIT 16 which also contains a convenience translation of the Articles of Association in the English language. Simultaneously, the firm name of the GmbH will be changed to Instron Schenck Testing Systems GmbH.

SEC.17  CORPORATE BODIES OF COMPANIES

        17.1 Each of the GmbH and the US Company and their respective subsidiaries (the "Joint Venture Companies") shall be managed by one or more managing directors (also referred to as the "management").

17.2 In addition, each of the Joint Venture Companies shall have a board (the "Board") which will supervise and assist the management.

17.3 Matters not delegated to decisions by the management or the Board under this Agreement or applicable law or the Articles of Association or the Partnership Agreement of the relevant Joint Venture Company shall be decided by the shareholders or partners of the relevant Joint Venture Company.

SEC.18. MANAGING DIRECTOR

18.1 The managing director(s) shall be appointed and removed by unanimous consent of the Board of the relevant Company. The same applies to the conclusion, amendment and termination of service agreements with the managing directors and any elements thereof.

18.2 With respect to material claims which any of the Companies may have against either Party or any of its Affiliates, management will be deemed to be instructed to take all reasonable steps to collect such claims, and shall not be subject to a shareholder or partner decision in this respect. Any such material claim may only be settled with the consent of either Schenck AG, if the claim is against any Instron Party or any of its Affiliates, or Instron, if the claim is against any Schenck Party or any of its Affiliates. If management does not properly proceed with the above claims against the relevant Party or its relevant Affiliate within six months from knowledge of such claim or if such claim would become time-barred (verjahrt) within the following three months, then the other Party has the right to proceed in its own name but for the sole benefit of the relevant Company. Management shall notify each Party immediately after it acquires knowledge of any such claim.

SS.19   ANNUAL BUSINESS, FINANCE AND INVESTMENT PLAN

19.1 Not later than one month before the end of each fiscal year of each Company, management will establish and submit to the Board for approval, which will require a unanimous vote, a business, finance, investment, research and development plan for the following fiscal year (the "BUDGET").

19.2    The Budget will set forth

        19.2.1 the planned sales by product line, other revenues, costs and expenses including depreciation and change of provisions and accruals;

        19.2.2 all contemplated investments in and disposals of tangible and intangible assets and interests in other enterprises and contemplated sales of such assets;

        19.2.3 proposed research and development work and the finances required therefor; and

        19.2.4 the financing required and the methods to meet such requirements.

SS.20   DECISIONS SUBJECT TO BOARD APPROVAL

20.1 The management must first obtain the approval of the Board with the majority set out in subsections 2 or 4 hereof respectively before taking any of the actions or entering into any of the transactions set out or referred to in subsections 2 or 4 hereof.

20.2 With respect to any of the Companies, the following actions must be submitted to the competent Board for approval by majority decision, unless unanimous approval is required under Section 20.4:

        20.2.1  Acquisition or sale, closing or opening of business units;

        20.2.2 The introduction or discontinuance of particular branches or fields of business or particular material research or development work or the termination of existing fields of activity;

        20.2.3 The acquisition, disposal or encumbrance of fixed assets, including any tangible or intangible assets of any kind, if the consideration or the book-value exceeds DM 100,000 in each case;

        20.2.4 The granting of any loans or credit in excess of DM 200,000, including factoring arrangements, or the granting of any future or similar positions or any derivative transactions, or any guarantee or indemnity or similar obligation in respect of any liabilities of any other person in excess of DM 200,000;

        20.2.5 The raising of loans or credit lines, including factoring arrangements or the taking of any future or similar positions or derivative transactions which (when aggregated with any other such loans or credit in the same financial period) exceed, or would involve an exposure in excess of, DM 1,000,000 in any such case, or the change or termination of agreements of such nature;

        20.2.6 The entering into of any joint venture, partnership (including silent partnership) or consortium with any third party which will bind the Company for a longer period than twelve (12) months or which will involve a financial obligation either of the Company or of the third party in excess of DM 200,000;

        20.2.7 The making of any capital investment or other capital expenditure or commitment in excess of (when aggregated with any related investment or expenditure or commitment in the same financial period) DM 200,000 in each case;

        20.2.8 The application for or acceptance of any material license agreement having a contract value of more than DM 100,000;

        20.2.9 The commencement or settlement in any jurisdiction of legal or arbitration proceedings which involve or could involve an amount in excess of DM 100,000 (including related costs);

        20.2.10 The selection of employees to be retransferred to Schenck under the German Contribution Agreement, and the relocation of business or services among the Companies including the UK Company.

20.3 The Board may amend or modify the list contained in subsection 2 hereof at any time by majority decision; such amendment or modification shall, however, not affect any of the unanimity requirements contained in this Agreement.

20.4 With respect to any of the Companies, the following actions must be submitted to the competent Board for approval by unanimous consent:

        20.4.1 Sale, lease or pledge of all or substantially all of the assets of the Company;

        20.4.2 Restructuring all of the Company's business or major changes of the business of the Company contributed as provided herein;

        20.4.3 The acquisition, disposal of or creation of any encumbrance over shares, or any other interests in other enterprises;

        20.4.4 Acquisition or sale, closing or opening of material business units;

        20.4.5 The establishment or liquidation of subsidiaries or the grant of participation and sub-participation (Unterbeteiligungen), including silent partnership interests, in the Company or any subsidiary or associated company;

        20.4.6 The introduction or discontinuance of material branches or fields of business not part of a Budget;

        20.4.7 The acquisition, disposal or encumbrance of fixed assets, including any tangible or intangible assets of any kind, if the consideration or the book-value exceeds DM 1,000,000 in each case, and any encumbrance over any assets for the direct or indirect benefit of any interestholder or any of its affiliated companies;

        20.4.8 The granting of any loans or credit in excess of DM 2,000,000, including factoring arrangements, or any guarantee or indemnity or similar obligation in respect of any liabilities of any other person in excess of DM 2,000,000, or the granting of any future or similar positions or any derivative transactions;

        20.4.9 The raising of loans or credit lines, including factoring arrangements or the taking of any future or similar positions or derivative transactions which (when aggregated with any other such loans or credit in the same financial period) exceed, or would involve an exposure in excess of, DM 10,000,000 in any such case, or the change or termination of agreements of such nature;

        20.4.10 The repayment of loans from shareholders other than on a pro rata basis except for the repayment of the inventory loan under the German Contribution Agreement;

        20.4.11 The entering into or variation of any material transactions or agreements with a shareholder or partner or one of their affiliated companies;

        20.4.12 The entering into of any joint venture, partnership (including silent partnership) or consortium with any third party which will bind the Company for a longer period than twelve (12) months or which will involve a financial obligation either of the Company or of the third party in excess of DM 2,000,000;

        20.4.13 The making of any capital investment or other capital expenditure or commitment in excess of (when aggregated with any related investment or expenditure or commitment in the same financial period) DM 2,000,000 in each case;

        20.4.14 Making any material change to the basis of accounting or changing in any material respect accounting principles and policies of the Company, except changes required by law or accounting standards;

        20.4.15 The granting or revocation of general power-of-attorney (Generalvollmachten), and "procura" (Prokuren);

        20.4.16 The exercise of major shareholders' rights in subsidiaries and associated companies, including without limitation the appointment and removal of members of any management board, shareholders' committee and supervisory board, the approval of the annual financial statements, the issue, redemption or repurchase of share capital or other equity interests, and other matters affecting the corporate and capital structure;

        20.4.17 The entering into, change and/or termination of any controlling, profit-and-loss-pooling or other inter-company agreements (Beherrschungs-, Gewinnabfuhrungsund andere
                Unternehmensvertrage);

        20.4.18 The application for or acceptance of any material license agreement having a contract value of more than DM 1,000,000;

        20.4.19 The entering into of any material business transaction which is not within the ordinary scope of the Company's business;

        20.4.20 The commencement or settlement in any jurisdiction of legal or arbitration proceedings which involve or could involve an amount in excess of DM 1,000,000 (including related costs);

        20.4.21 The liquidation or winding up of any subsidiary or the making of any application with an administrator or liquidator of, or the filing of a petition for bankruptcy or arrangements with creditors in respect of, any such company.

20.5 The Board may amend or modify the list contained in subsection 4 hereof at any time by unanimous consent.

20.6 Notwithstanding any of the above or below provisions, to the extent that actions or transactions relate to the retransfer of employees from the Companies to Schenck or the relocation of the Businesses within the Companies, or of the Companies, the managing director shall only be obliged to obtain the majority decision of the Board, unless the Board by unanimous consent otherwise resolves.

SS.21.  BOARD

21.1 Each of the GmbH and the US Company shall have a Board which shall supervise and assist the managing director and have the other duties set out herein. Each Board shall consist of four members. Each of Instron and Schenck shall appoint two board members of each Board. Each of the Parties may at any time remove the Board member(s) appointed by it.

21.2 Each Board shall have a Chairman who shall hold this office for a one year period from his appointment. Instron shall appoint the Chairman of the Board.

21.3 Each Board shall also represent the Companies in transactions with the managing director(s) of the relevant Company.

21.4 Each Board shall resolve on all matters with majority, unless this Agreement requires unanimous consent. In the event that the vote of a Board is tied or, with respect to matters requiring unanimity, that unanimity cannot be achieved, then

        21.4.1 with respect to matters subject to unanimity, the matter shall be referred to a second vote of the Board within a period of one month, and if such vote is not unanimous, the matter shall be referred to the Chief Executive Officers of Instron Corp. and Schenck AG for joint decision (but they shall be under no obligation to reach an agreement)

        21.4.2 with respect to matters subject to majority vote, the matter shall be referred to a second vote of the Board within a period of one month subject to simple majority, and the Chairman of the Board shall have a second vote so that 3 out of 5 votes shall constitute a majority.

21.5 The Board shall be entitled to give instructions to the management in general and specific cases, unless any matter set forth in Section 20.4 is concerned in which case the instruction is subject to unanimity of the Board.

21.6 The Board may by unanimous consent establish reporting procedures and guidelines for the management. Each two members of the Board shall be entitled to request information from the management with respect to the business of the Companies as they deem appropriate.

21.7 In its first meeting, the Board shall pass rules for its own procedure which shall only be changed by unanimous vote.

SS.22   DECISIONS OF THE SHAREHOLDERS OR PARTNERS OF THE COMPANY

22.1 The shareholders or partners, as the case may be, of the Companies have to resolve on all issues which are subject to their resolution by law or pursuant to the relevant Company's Articles of Association or Partnership Agreement. Voting rights with respect to the Companies shall be allocated in proportion to the percentage of ownership.

22.2 With respect to each of the Companies, the following matters shall, subject to applicable law, be resolved exclusively, and shall be decided unanimously, by the shareholders' or partners' meeting, as the case may be:

        22.2.1  changes to the Articles of Association or Partnership Agreement;

        22.2.2  the approval of the annual financial statements of the Company;

        22.2.3  the distribution of profits;

        22.2.4 the appointment of the Company's auditors, except as provided already in this

                Agreement;

        22.2.5 the ratification of the actions (Entlastung) of the managing directors and of the members of the Board;

        22.2.6 any repayment of capital to the shareholders or partners, or any of their affiliated companies;

        22.2.7 the issue, redemption, repurchase or acceptance as a pledge of any stated capital or other equity interests in the Company or of any subscription rights or any agreement to grant such rights in connection with any equity interests in the Company except pursuant to this Agreement;

        22.2.8 the liquidation and winding-up of the Company, or any application for the appointment of a receiver, administrator or liquidator;

        22.2.9 the delegation and/or revocation of the delegation of any power and authority of the shareholders' or partners' meeting to the Board; and

        22.2.10 all other matters which under mandatory law are required to be decided by the shareholders' or partners' meeting and have not been or may not be delegated to the Board.

22.3 In a shareholders' and in a partners' meeting to be held on the Effective Date, the parties shall resolve on (i) the appointment of the new managing directors, (ii) the increase of capital as set out in this Agreement, (iii) the rules of procedure for the management of Joint Venture Companies implementing this agreement, and on the discharge (Entlastung) of management for the period prior to the Effective Date.

22.4 To the extent permitted by law, any provision of law which would prohibit an interest holder or partner from voting on a matter because of its interest in the matter will be inapplicable to matters referred to in this Section 22.

22.5 To the extent that any matter is subject to Board approval or decision, and the Board of the

                                                          CONFIDENTIAL TREATMENT
                                                          ----------------------


        respective Joint Venture Company has not yet been established, the relevant matter shall be decided by shareholders' or partners' resolution of the GmbH or, in the case of the US Company and its subsidiaries, of the US Company, always subject to majority or unanimity requirements as set forth in Section 20.

SS.23   [*] AND PROFIT DISTRIBUTION POLICY

23.1 The parties are in agreement that each Company shall [*] its [*] in excess of the [*] of its partners on the [*], unless the Parties jointly decide otherwise.

23.2 All profits of the Companies shall be fully retained by the relevant Company, unless the Parties resolve otherwise pursuant to Section 22 or unless otherwise provided in the Partnership Agreement of the US Company.

SS.24   ACCOUNTING MATTERS

24.1 The books and records of each of the Joint Venture Companies shall be properly kept and maintained in accordance with U.S. GAAP applied on a consistent basis. Each Joint Venture Company shall also keep books and records complying with any requirements of applicable law. Each Party shall have full access to such books and records.

24.2 Each of the Companies' annual financial statements shall be audited by a firm of independent public accountants appointed by the shareholders or partners of the relevant Company. The relevant Company shall bear the cost of the audit.

24.3 Each Party will be furnished regularly with quarterly consolidated financial statements prepared by each of the Companies including but not limited to a balance sheet, profit and loss statement, a statement of cash flow, a statement setting forth all material transactions with any Party to this Agreement or any of their affiliated companies or any of the Joint Venture Companies, and a statement setting forth the Actual [*] achieved by the

* Material omitted and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT
                                                          ----------------------


        Companies for the [*] by the parties, categorized by [*], not [*] and [*] and [*], and calculated and adjusted as described in Section 7. In addition, beginning with the financial statements for the quarter ending nearest to the second anniversary of the Effective Date, there shall be included a statement setting forth separately the accounts receivable resulting from the [*] by each Party, the amount thereof [*] during the period and the amount remaining [*].

V.      OPTIONS AND SALE OF INTERESTS
        -----------------------------

SS.25   [*] OPTIONS

25.1 Instron has the right to acquire from the Schenck Parties their interests in the Companies by requesting Schenck to conclude the Sale Agreement attached hereto as EXHIBIT 25.1 (the "[*] Option"). The [*] Option may only be exercised [*] during the period starting on [*] and ending on [*] of each of the calendar years [*], and will be subject to a purchase price as set out in EXHIBIT 25.2. Instron has the right to determine the effective date of the Sale Agreement which may be not earlier than 14 days from the date the [*] Option has been exercised and not later than 90 days from that date, subject to approval of the competent cartel authorities. If the [*] Option has been exercised, the parties have to conclude the Sale Agreement before a notary public to be determined by Instron and reasonably acceptable to Schenck within 45 days from the date of exercising the [*] Option, but not after the effective date of the Sale Agreement. If Schenck does not conclude the Sale Agreement as provided herein, then, in addition to any other remedies which Instron may have, all voting rights relating to, and rights to dividends from, the Companies shall be suspended, and any such dividends shall automatically accrue to Instron.

25.2    [*]

* Material omitted and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT
                                                          ----------------------


25.3    [*]

SS.26   SALE OF INTERESTS

26.1 For so long as Instron and Schenck are shareholders of the GmbH and partners of the US Company, they shall only sell and transfer their interests and shares in any of the Companies subject to the provisions of this Section 26, unless otherwise agreed to by the Parties.

26.2 Except for the transfers under Section 26.3, second sentence, any sale and transfer of an interest in any of the Companies must simultaneously include the interests of the selling party in the other Company. No partial sale shall be permissible.

26.3 Neither Party may sell or transfer its interests or shares within seven years from the Effective Date other than to the other Party, except as provided in Section 27. Each Party has the right, however, to transfer interests to any of its Affiliates subject to the undertaking of the transferee to retransfer the interest or transfer the interest to another designated Affiliates, subject to the aforementioned undertaking, if the affiliation ceases to exist.

26.4    [*]

SS.27   [*]

VI.     TERM AND TERMINATION
        --------------------

SS.28   TERM AND ORDINARY TERMINATION OF JOINT VENTURE

28.1 This Agreement will continue for an indefinite period of time until terminated under Subsection 2 hereof or in accordance with Sections 27 or 29 of this Agreement.

28.2 This Agreement shall automatically terminate if either Party (including Affiliates) transfers its interests in the Companies to the other Party or a third party in accordance with the

* Material omitted and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT
                                                          ----------------------


        terms of this Agreement.

SS.29   TERMINATION FOR CAUSE

29.1 The right of either Party to terminate this Agreement for cause shall be unaffected.

29.2 In the event that one Party breaches this Agreement and the breach would constitute cause for termination by the other Party, then the other Party shall notify the breaching Party in writing, and the breaching Party shall have thirty days from the receipt of notification to cure the breach. If the breach is not cured within that period or an extension thereof granted by the other Party to the breaching Party in writing, then the other Party shall be entitled at any time thereafter so long as the breach remains uncured, to terminate this Agreement for cause as provided in subsection 1 hereof.

SS.30   CONSEQUENCES OF TERMINATION

30.1 Subject to the last sentence of Section 30.2, the Party terminating for cause shall be entitled to those remedies available under applicable law.

30.2    [*]

VII.    GENERAL PROVISIONS
        ------------------

SS.31   INTENTIONALLY LEFT BLANK

SS.32   COVENANT NOT TO COMPETE

        Each of Instron and Schenck shall not compete in any way, directly or indirectly, including through any of its Affiliates, with the Joint Venture Companies within the previous geographical area and business field of the Business during the term of this Agreement and for a period of [*] from the date at which such Party ceases to partner or shareholder in any of the Companies; without limiting the generality of the foregoing, it shall not, directly or indirectly, acquire an interest in a competitor (other than an interest of less than [*] in a

* Material omitted and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT
                                                          ----------------------


        publicly traded company), work for a competitor or otherwise promote a competitor directly or indirectly. In addition, during the term of this Agreement and for a period of [*] from the Effective Date, neither Party or any of its Affiliates shall solicit away from any of the Joint Venture Companies any of their employees.

SS.33   GUARANTEES

33.1 Schenck AG hereby guarantees the complete and punctual performance of all obligations and liabilities under this Agreement, and all agreements to be concluded hereunder, of the other Schenck Parties and any other Affiliate of Schenck.

33.2 Instron Corp. hereby guarantees the complete and punctual performance of all obligations and liabilities under this Agreement, and all agreements to be concluded hereunder, of the other Instron Parties and any other Affiliate of Instron Corp.

33.3 The guarantees hereunder are given in the form of independent performance guarantees, and may be drawn in cash only, subject to the right of either Party to seek injunctive relief.

33.4 Schenck AG guarantees to Instron Corp. that it will not let Schenck Atis (or any other affiliated Schenck entity holding shares in the GmbH) fall into bankruptcy or insolvency. Instron Corp. guarantees the same to Schenck AG with respect to its affiliated companies being shareholders of the GmbH and Instron GmbH.

33.5    Each of Schenck AG and Instron Corp. further guarantees as follows:

        33.5.1 Schenck AG guarantees to Instron Corp. that Schenck Pegasus Testing Inc. (or any other Affiliate of Schenck which may be a partner in the US Company) will not engage in any business or activity whatsoever other than holding a partnership interest in the US Company.

        33.5.2 Instron Corp. guarantees to Schenck AG that Instron Partners (or any other

* Material omitted and filed separately with the Securities and Exchange
  Commission.                                                                 31

                                                          CONFIDENTIAL TREATMENT
                                                          ----------------------


        Affiliate of Instron which may be a partner in the US Company) will not engage in any business or activity whatsoever other than holding a partnership interest in the US Company.

SS.34   CONFIDENTIALITY

34.1 For purposes of this Agreement, the term "Confidential Information" shall include, without limitation, all information, data, reports, analyses, compilations, studies, interpretations, projections, forecasts, records and other information (whether prepared by either Party or otherwise and in whatever form maintained, whether documentary, computerized otherwise), regardless of the form of communication, that contain or otherwise reflect or are based upon, in whole or in part, information concerning any Instron Party or any Schenck Party which is obtained by or disclosed in connection with the provisions of this Agreement which would not satisfy any of the requirements set forth in
        Section 34.4.

34.2 Schenck and Instron agree that it and its Affiliates will not disclose or allow disclosure of, reveal or make available to any third party any Confidential Information of the other Party except as required by law or with the prior written consent of such other Party.

34.3 Schenck and Instron agree that it and its Affiliates will not use any Confidential Information concerning the other Party in any way directly or indirectly detrimental to the other Party or Parties or for any purpose other than for the purpose of this Agreement. In furtherance of the foregoing, Instron and Schenck agree that during the term of this Agreement and for a period of [*] thereafter it and its Affiliates will not knowingly, as a result of knowledge or information obtained from the Confidential Information: (i) divert or attempt to divert any business or custom of the other Party or of its Affiliates; or (ii)

* Material omitted and filed separately with the Securities and Exchange
  Commission.                                                                 32
        employ or attempt to employ or divert an employee of the other Party or any of its Affiliates, and subsidiaries.

34.4 This Section shall not apply to those particular portions of the Confidential Information of each Party that (i) is or become generally available to the public other than as the result of disclosure by the other Party by any of its Affiliates or representatives, (ii) were available to the other Party on a non-confidential basis prior to the disclosure of such Confidential Information to the other Party pursuant to this Agreement, (iii) become available to the other Party on a non-confidential basis.

34.5 This Section 34 shall be binding upon the successors of the Parties and their respective Affiliates. If, during the period referred to in subsection 34.3, any Party shall merge or consolidate with or into, or sell all or substantially all of its assets to, a third party, it shall either (i) cause its obligations under this Section 34 to be assumed by the third party, or (ii) promptly return all Confidential Information and all copies thereof to the other Party, without retaining any copies, extracts or other reproductions in whole or in part of such material, and certify the successful completion of the return of such Confidential Information in writing to the other Party.

SS.35   COSTS AND FEES

35.1 The fees for the notarization of this Agreement, any transactions required to be implemented hereunder, the registrations in the Commercial Register and costs of any cartel authorities shall be borne equally by Schenck on the one hand and Instron on the other hand, unless the costs may be borne by the Companies under applicable law.

35.2 Each Party shall bear its own costs and any costs and fees of professional advisors.

35.3 Each of Instron and Schenck shall bear all personal taxes, if any, resulting from the sale of its interests and rights.

SS.36   MISCELLANEOUS

36.1 Amendments and modifications of this Agreement (including this clause) and waivers and consents with respect to this Agreement must be made in writing or in notarial form, if such form is required. A waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

36.2 All notices and other notifications pursuant to or in connection with this Agreement must be made in writing and hand delivered or sent by registered mail or by fax (with a confirmation copy to follow by mail for information purposes) to the following address(s) or to the addresses which the respective Party will notify to the other in writing:

                If to Schenck:

                           Carl Schenck AG
                           Landwehrstrage 55
                           D-64293 Darmstadt
                           Federal Republic of Germany
                           Attention: Legal Department

                With copy to:

                           Schenck Corporation
                           535 Acorn Street
                           Deer Park, NY 11729-3698
                           Attn.: Blaise Sarcone
                           Fax No.: (001) 516-242-4308

                If to Instron:

                           Instron Corporation
                           100 Royall Street
                           Canton, MA 02021
                           U.S.A.
                           Attn.: John Barrett

                           Fax No.:(001) 617-821-2487

36.3 The partial or total invalidity of, or the impossibility to perform, individual provisions of this Agreement will not impair the validity of the other provisions of this Agreement. The Parties undertake to replace provisions that are or have become invalid, or impossible to be performed, in whole or in part by a valid provision, the economic result of which comes as close as possible to that of the invalid provision.

36.4 The Parties undertake to take all actions and make all declarations, and to cause the Joint Venture Companies to take all actions and make all declarations, that are necessary and suitable to achieve the consummation of this Agreement. This will apply in particular to declarations to the Commercial Registers and the financial authorities.

36.5 All Exhibits attached to this Agreement will be a part of this Agreement.

36.6 Headings are inserted for convenience only, are not part of this Agreement, and will not modify the content of any provision of this Agreement.

36.7 Rights and obligations arising from this Agreement will not be assignable by either Party without the prior written consent of the other Party hereto, provided, however, that each Party may, without the consent of the other, assign its rights and obligations hereunder to an Affiliate, provided further that in the event of any such assignment, the assigning Party will remain liable for its obligations hereunder, and that the Affiliate will be obliged to reassign the assigned right or obligation if the above-mentioned affiliation with the assigning Party ceases to exist.

36.8 This agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, written or oral, with respect to the subject matter hereof.

SS.37   GOVERNING LAW AND ARBITRATION

37.1 This Agreement shall be governed by the laws of the Federal Republic of Germany (with the exception of the provisions relating to the conflict of laws).

37.2 Any disputes arising out of, under or in connection with this Agreement shall be finally settled by arbitration under the Rules of Arbitration and Conciliation of the International Chamber of Commerce in Paris. The arbitration shall be conducted in the English language in Frankfurt am Main. Enforcement of the arbitration award may be sought in any court of competent jurisdiction. In addition, any party may apply to any court of competent jurisdiction for injunctive relief in an appropriate case.


DOCSC\502113.1